SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549




FORM 8-K


Current Report Pursuant to Section 13 or 15(d) of
The Securities Act of 1934


Date of Report (Date of earliest event reported):

January 31, 1997



TENGTU INTERNATIONAL CORP.
(Exact name of registrant as specified in its charter)



DE                            33-27707         77-0407366
(State or other jurisdiction (I.R.S. Employer
of incorporation or          Identification No.)
organization)


19105 36th Avenue, Suite 207
Linwood, Washington   98037

Address of principal executive offices

Registrant's telephone number: (604)685-3234

ITEM 9.  SALES OF EQUITY SECURITIES PURSUANT TO
REGULATION S.

The Company has made recent unregistered sales of equity securities in reliance upon the exemption from registration provided by Regulation S under the Securities Act. All of such sales made by the Company are required to be reported on Form
8-K.

No underwriter or placement agent was involved in any of the sales, and no underwriting discounts or commissions were paid.
All sales were made directly by the Company, through its officers and directors.

The securities sold were units. Each unit consisted of two (2) shares of the Company's common stock, and one (1) warrant to buy common stock at a price of $4.50 per share. The warrant expires on November 28, 1997. The units were offered and sold for a price of $4.50 per unit, payable in cash upon subscription.

Each of the following sales of units was completed by the Company on January 31, 1997. The name of each subscriber, the amount of securities sold, and the aggregate consideration received by the Company from such sales, are as follows:

                             Number         Aggregate
Name/Date                    of Units       Consideration

Fullteck Investments, Ltd.
       1/31/97               44,444         $200,000
Crockford Holdings, Ltd.
       1/31/97               22,000         $ 99,000
Tesco Nominees Ltd.
       1/31/97               44,000         $198,000

              Totals         110,444        $497,000




SIGNATURES



Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TENGTU INTERNATIONAL CORP.
(Registrant)


_____________________               /s/ Pak Cheung, Chairman
(Date)                              (Signature)*

*Print name and title of signing officer under his signature.